UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

HANGOVER JOE'S HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9457 S. University #349
Highlands Ranch, Colorado 80126
 (Address of principal executive offices)

303-872-5939
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 16, 2014, Hangover Joe's Holding Corporation (the "Company") released information relating to the cost of production.  The Company stated that it can produce its products for approximately $0.40 per bottle and expects to be able to reduce cost to approximately $0.30 or less contingent upon increased volume.
The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGOVER JOE'S HOLDING CORPORATION

Date: July 18, 2014	By:	/s/ Matthew Veal
Matthew Veal Interim CEO and Chief Financial Officer